Exhibit 10.2

Execution Copy

CASH MANAGEMENT AGREEMENT

Dated as of April 30, 2009

among

CC HOLDINGS GS V LLC

as Issuer,

PINNACLE TOWERS LLC AND THE DIRECT AND INDIRECT SUBSIDIARIES

SIGNATORY HERETO, GLOBAL SIGNAL ACQUISITIONS LLC, GLOBAL SIGNAL

ACQUISITIONS II LLC AND ANY OTHER GUARANTOR OR GUARANTORS THAT ARE

OR MAY BECOME A PARTY HERETO

as The Guarantors,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee and as Bank,

and

CROWN CASTLE USA, INC.,

as Manager

CASH MANAGEMENT AGREEMENT

CASH MANAGEMENT AGREEMENT (this “Agreement”), dated as of April 30, 2009, among CC HOLDINGS GS V LLC, a Delaware limited liability company (“CCL”), the Guarantors signatory hereto (collectively, the “Guarantors”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a National Association, as trustee (in such capacity “Trustee”) and as bank (in such capacity “Bank”), and Crown Castle USA, Inc., a Delaware corporation (“Manager”). This Agreement replaces the Cash Management Agreement, dated as of February 28, 2006, by and among each of the entities listed on the signature pages thereto under the heading “Borrowers”, Towers Finco III LLC, LaSalle Bank National Association and Global Signal Services LLC.

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain indenture by and among CCL, Crown Castle GS III Corp., as co-issuer, the Guarantors and Trustee dated as of the date of this Agreement (together with all amendments and supplements thereto, the “Indenture”) the Guarantors have guarantied the repayment of certain obligations;

WHEREAS, the Notes are secured by, among other things, (i) the pledge of the personal property of CCL and each of the Guarantors pursuant to the Pledge and Security Agreement and the Security Agreement and (ii) the pledge and delivery of the equity interests by CCL in certain Guarantors and by certain Guarantors in their subsidiaries pursuant to the Pledge and Security Agreements (such pledge and all extensions, renewals, modifications, substitutions and amendments thereof, collectively, the “Security Instruments”);

WHEREAS, pursuant to the Security Instruments each of the Guarantors have granted to Trustee a security interest in all of such Guarantor’s right, title and interest in, to and under the Receipts (as defined in the herein), due and to become due to such Guarantor or to which the respective Guarantor is now or may hereafter become entitled, arising out of the Properties or the Collateral or any part or parts thereof;

WHEREAS, each of CCL, the Guarantors and Manager have entered into a Management Agreement with respect to the Properties, dated as of the date hereof, pursuant to which Manager has agreed to manage the Properties operated by each respective Guarantor;

WHEREAS, in order to fulfill all of CCL’s and the Guarantors’ Obligations, CCL, the Guarantors and Manager have agreed that all Receipts will be deposited directly into a Deposit Account (as defined herein) established by CCL and the Guarantors, transferred to a Lock Box Account (as defined herein) established hereunder by CCL and the Guarantors with Bank and allocated and/or disbursed in accordance with the terms and conditions hereof.

NOW, THEREFORE, in consideration of the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.	DEFINITIONS

Capitalized terms not otherwise defined herein shall have the meaning set forth in the Indenture. As used herein, the following terms shall have the following definitions:

“Accounts” means, collectively, the Deposit Account, the Lock Box Account and the Sub-Accounts.

“Advance Rents Reserve Deposit” means, collectively, the Annual Advance Rents Reserve Deposit and the Quarterly Advance Rents Reserve Deposit.

“Advance Rents Reserve Sub-Account” as defined in Section 2.1(c).

“Agreement” means this Cash Management Agreement among CCL, the Guarantors, Manager, Bank and Trustee, as amended, supplemented or otherwise modified from time to time.

“Annual Advance Rents Reserve Deposit” means eleven-twelfths (11/12ths) of the amount of rent due and paid pursuant to Leases which require that annual rent due thereunder be paid in advance; provided, however, if rents which are required to be delivered as Annual Advance Rents Reserve Deposits are received late, appropriate adjustments shall be made taking into consideration amounts which, but for such late payment of rent, would have previously been distributed from the Advance Rents Reserve Sub-Account had such rents not been paid late. Manager, CCL and the Guarantors shall provide Trustee with bills or a statement of amounts due for such calendar year pursuant to such Leases on or before the fifteenth (15th) day prior to the commencement of the applicable calendar year which shall be accompanied by an Officer’s Certificate and such other documents as may be reasonably required by Trustee to establish the amounts required to be deposited into the Advance Rents Reserve Sub-Account.

“Asset Sales Sub-Account” as defined in Section 2.1(c).

“Cash Trap Reserve Sub-Account” as defined in Section 2.1(c).

“Collateral” as defined in Section 5.1.

“Debt Service Sub-Account” as defined in Section 2.1(c).

“Deposit Account” as defined in Section 2.1(a).

“Deposit Account Control Agreement” as defined in Section 2.1(a).

“Deposit Bank” as defined in Section 2.1(a).

“Eligible Account” means a separate and identifiable account from all other funds held by the holding institution, which account is either (i) an account maintained with an Eligible Bank or (ii) a segregated trust account maintained by a corporate trust department of a federal depository institution or a state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation §9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or is otherwise acceptable to the Rating Agencies.

“Eligible Bank” means a bank that (i) satisfies the Rating Criteria and (ii) insures the deposits thereunder through the Federal Deposit Insurance Corporation.

“Excess Cash Flow” means all funds remaining in the Lock Box Account after the distributions and allocations of all amounts required to be allocated or distributed pursuant to clause (i) through (v) of Section 3.3(a).

“Extraordinary Receipts” means any receipts of the Guarantors not included within the definition of Operating Revenues under the Indenture, including, without limitation, receipts from litigation proceedings and tax certiorari proceedings.

“Impositions and Insurance Reserve Sub-Account” as defined in Section 2.1(c).

“Interest Payment Date” means each February 1, May 1, August 1 or November 1 on which interest on the Notes is due and payable.

“Lock Box Account” as defined in Section 2.1(b).

“Monthly Debt Service Payment Amount” means an amount equal to one third (1/3rd) of the interest due on the Notes on the next Interest Payment Date during the term of the Notes.

“Monthly Impositions and Insurance Amount” means an amount equal to one twelfth (1/12th) of the annual Impositions and Insurance Premiums that Manager reasonably estimates will be payable with respect to (or if covered by blanket insurance policies, allocated to) the Properties during the next twelve months, plus any additional amounts related to deficiencies pursuant to Section 2.1(c)(ii).

“Monthly Payment Date” means the first (1st) day of each calendar month or, if any such first (1st) day is not a Business Day, the next succeeding Business Day, beginning in June 1, 2009.

“Permitted Investments” means any one or more of the following obligations or securities acquired at a purchase price of not greater than par (unless cash is deposited into the applicable Sub-Account in the amount by which the purchase price exceeds par), payable on demand or having a maturity date not later than the business day immediately prior to the date on which the invested sums are required for payment of an obligation for which the related Sub-Account was created and meeting one of the appropriate standards set forth below:

(i)

obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the Investments described in this clause (i) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an “r” highlighter affixed to their rating, (C) if such Investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

(ii)	Federal Housing Administration debentures;

(iii)	obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the Investments described in this clause (iii) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an “r” highlighter affixed to their rating, (C) if such Investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

(iv)	federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency; provided, however, that the Investments described in this clause (iv) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an “r” highlighter affixed to their rating, (C) if such Investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

(v)	fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency); provided, however, that the Investments described in this clause (v) must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have a “r” highlighter affixed to their rating, (C) if such Investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

(vi)	debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency) in its highest long-term unsecured debt rating category; provided, however, that the Investments described in this clause (vi) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an “r” highlighter affixed to their rating, (C) if such Investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

(vii)	commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency,) in its highest short-term unsecured debt rating; provided, however, that the Investments described in this clause (vii) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have a “r” highlighter affixed to their rating, (C) if such Investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

(viii)	units of taxable money market funds or mutual funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and have the highest rating from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency) for money market funds or mutual funds; and

(ix)	any other security, obligation or investment which has been approved as a Permitted Investment in writing by each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the Notes by such Rating Agency;

provided, however, that such instrument continues to qualify as a “cash flow investment” pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment; and provided, further, no obligation or security, other than an obligation or security constituting real estate assets, cash, cash items or Government Securities pursuant to Code Section 856(c)(4)(A), shall be a Permitted Investment if the value of such obligation or security exceeds ten percent (10%) of the total value of the outstanding securities of any one issuer.

“Pledge and Security Agreement” means the Pledge and Security Agreement dated as of the date hereof, made by CCL, Pinnacle Towers LLC, Pinnacle Towers III LLC and Pinnacle Towers V Inc., in favor of Trustee.

“Quarterly Advance Rents Reserve Deposit” means two-thirds (2/3rds) of the amount of rent due and paid pursuant to Leases which require that quarterly rent due thereunder be paid in advance during the first (1st) month of each calendar quarter (i.e., January, April, July and October); provided, however, if rents which are required to be delivered as Quarterly Advance Rents Reserve Deposits are received late, appropriate adjustments shall be made taking into consideration amounts which, but for such late payment of rent, would have previously been distributed from the Advance Rents Reserve Sub-Account had such rents not been paid late. Manager, CCL and the Guarantors shall provide Trustee with bills or a statement of amounts due for such calendar quarter pursuant to such Leases on or before the fifteenth (15th) day prior to the commencement of the applicable calendar quarter which shall be accompanied by an Officer’s Certificate and such other documents as may be reasonably required by Trustee to establish the amounts required to be deposited into the Advance Rents Reserve Sub-Account.

“Rating Criteria”, with respect to any Person, means that (i) the short-term unsecured debt obligations of such Person are rated at least “A-1” by S&P, “P-1” by Moody’s and “F-I” by Fitch, if deposits are held by such Person for a period of less than one month, or (ii) the long-term unsecured debt obligations of such Person are rated at least “AA-” by S&P (or “A” if the short-term unsecured debt obligations of such person are rated at least “A-1”), “Aa3” by Moody’s and “AA-” by Fitch, if deposits are held by such Person for a period of one month or more.

“Receipts” means, collectively, all revenues, receipts and other payments to CCL and the Guarantors of every kind arising from ownership, operation or management of the Properties, including without limitation, all warrants, stock options, or equity interests in any tenant, licensee or other Person occupying space at, or providing services related to or for the benefit of, the Properties received by CCL and the Guarantors or any Related Person in lieu of rent or other payment, but excluding, (i) any amounts received by CCL or the Guarantors and required to be paid to any Person that is not a Related Person as management fees, brokerage fees, fees payable to the owner of a Managed Property or similar fees or reimbursements, (ii) any other amounts received by CCL, the Guarantors or any Related Person that constitute the property of a Person other than CCL or a Guarantor (including, without limitation, all revenues, receipts and other payments arising from the ownership, operation or management of properties by Affiliates of the Guarantor), and (iii) security deposits received under a Lease, unless and until such security deposits are applied to the payment of amounts due under such Lease. For purposes of this definition, the term “Related Person” means any Person in which CCL or any Guarantor holds, individually or in the aggregate, greater than a 10% equity interest.

“Securities Accounts” means, collectively, the Lock Box Account and the Sub-Accounts.

“Security Agreement” means the Security Agreement dated as of the date hereof made by the Guarantors in favor of Trustee.

“Sub-Accounts” means, collectively, the Debt Service Sub-Account, the Impositions and Insurance Reserve Sub-Account, the Cash Trap Reserve Sub-Account, the Advance Rents Reserve Sub-Account, the Asset Sales Sub-Account, and any other sub-accounts of the Lock Box Account which may hereafter be established by Trustee hereunder.

“Tenant” means any Person that is a tenant or occupant of any portion of the Properties under any Lease now or hereafter in effect.

“Third-Party Receipts” means any sums deposited into the Lock Box Account which represent funds delivered to the Guarantors or Manager on account of any Person other than the Guarantors, which sums are required to be paid, or reimbursed, to any such Person by the Guarantors or Manager, and for which the Guarantors have delivered documentation reasonably satisfactory to Trustee establishing the amounts of such Third-Party Receipts.

“Tenant Direction Letter” as defined in Section 2.2(a).

“Transaction Documents” means the Indenture, the Notes, the Security Documents, the Management Agreement and each other agreement contemplated by any of the foregoing.

“UCC” as defined in Section 5.1(a)(iv).

II.	THE ACCOUNTS AND SUB-ACCOUNTS

Section 2.1 Establishment of Deposit Account, Lock Box Account, Sub-Accounts and Other Accounts.

(a)	Deposit Account. CCL and the Guarantors acknowledge and confirm that they have established and will maintain one or more lock box(es) and related deposit account(s) (collectively, the “Deposit Account”) with a financial institution selected by CCL or the Guarantors and reasonably acceptable to Trustee, provided such institution qualifies as an Eligible Bank (the “Deposit Bank”), pursuant to an agreement (the “Deposit Account Control Agreement”) in Trustee’s form or otherwise in form and substance reasonably acceptable to Trustee, executed and delivered by CCL, the Guarantors and the Deposit Bank. Among other things, the Deposit Account Control Agreement shall provide that upon activation neither CCL nor the Guarantors shall have access to or control over the deposit box or the Deposit Account, that all deposits into the deposit box shall be deposited by the Deposit Bank into the Deposit Account as received, and that all available funds on deposit in the Deposit Account shall be deposited by wire transfer (or transfer via the ACH System) every Business Day by the Deposit Bank into the Lock Box Account or to any other account or accounts as Trustee may direct in accordance with Trustee’s directions.

(b)	Lock Box Account. CCL and the Guarantors acknowledge and confirm that they have established and will maintain with Bank an Eligible Account for the purposes specified herein, which shall be entitled “Lock Box Account for the benefit of The Bank of New York Mellon Trust Company, N.A., its successors and assigns, as secured party” (said account, and any account replacing the same in accordance with this Agreement, the “Lock Box Account”). The Lock Box Account shall be under the sole dominion and control of Trustee, and neither CCL nor the Guarantors shall have rights to control or direct the investment or payment of funds therein except as may be expressly provided herein. The funds of CCL and the Guarantors may be co-mingled hereunder.

Any amounts that Trustee may hold in reserve pursuant to the Indenture may be held by Trustee in the Lock Box Account (including in a Sub-Account thereof) or may be held in another account or manner as specified in the Indenture.

(c)	Sub-Accounts of the Lock Box Account. The Lock Box Account shall be deemed to contain the following Sub-Accounts (which may be maintained as separate ledger accounts):

(i) “Debt Service Sub-Account” shall mean the Sub-Account of the Lock Box Account established for the purpose of depositing the amounts required for payment of principal and interest under the Notes and the Indenture and all other amounts due pursuant to the Notes and the Indenture.

(ii) “Imposition and Insurance Reserve Sub-Account” shall mean the Sub-Account of the Lock Box Account established for the purpose of depositing the sums required to be deposited for payment of Impositions and Insurance Premiums. CCL and the Guarantors are required to make monthly deposits into the Imposition and Reserve Sub-Account in an amount equal to the Monthly Imposition and Insurance Amount. If at any time Manager reasonably determines that the amount in the Imposition and Insurance Reserve Sub-Account will not be sufficient to pay the Imposition and Insurance Premiums when due, CCL and the Guarantors are required to increase the monthly deposits by the amount that Manager estimates is sufficient to make up the deficiency.

(iii) “Cash Trap Reserve Sub-Account” shall mean the Sub-Account of the Lock Box Account established for the purpose of depositing 100% of all Excess Cash Flow for as long as a Cash Trap Event is continuing.

(iv) “Asset Sales Sub-Account” shall mean the Sub-Account of the Lock Box Account established for the purpose of depositing any Net Proceeds and Event of Loss Proceeds prior to their application in accordance with Sections 4.10 and 4.21, respectively, of the Indenture.

(v) “Advance Rents Reserve Sub-Account” shall mean the Sub-Account of the Lock Box Account established for the purpose of depositing the Advance Rents Reserve Deposit.

Section 2.2 Deposits into Accounts. Each of CCL, the Guarantors and Manager represents, warrants and covenants that:

(a)	To the extent not previously notified, Manager, CCL and the Guarantors shall notify and advise each tenant under each Lease to send directly to the deposit box or Deposit Account all payments of Receipts pursuant to an instruction letter in the form of Exhibit A (each a “Tenant Direction Letter”). Pursuant to the Deposit Account Control Agreement, all available funds on deposit in the Deposit Account shall be deposited by the Deposit Bank into the Lock Box Account by wire transfer (or transfer via the ACH System) on each Business Day.

(b)	If, notwithstanding the provisions of this Section 2.2, CCL, the Guarantors or Manager receives any Receipts from any Property, or any Extraordinary Receipts, then (i) such amounts shall be deemed to be Collateral and shall be held in trust for the benefit, and as the property, of Trustee and applied pursuant to the terms of this Agreement, (ii) such amounts shall not be commingled with any other funds or property of CCL, the Guarantors or Manager, and (iii) CCL, the Guarantors or Manager shall deposit such amounts in the Deposit Account within two (2) Business Days of receipt. Provided no Event of Default has occurred and is then continuing, Extraordinary Receipts shall be held and applied as “rents” in accordance with Section 3.3 hereof when and as received.

(c)	Without the prior written consent of Trustee, none of CCL, the Guarantors or Manager shall (i) terminate, amend, revoke or modify any Tenant Direction Letter in any manner whatsoever, or (ii) direct or cause any Tenant or other Person to pay any amount in any manner other than as provided in the related Tenant Direction Letter.

(d)	Each of CCL, the Guarantors and Manager shall cause any Net Proceeds or Event of Loss Proceeds to be deposited directly into the Asset Sale Sub-Account as same are paid (or, if any such proceeds are received by the Guarantors or Manager, same shall be deposited into the Asset Sale Sub-Account within two (2) Business Days after receipt thereof) and such proceeds shall be allocated and disbursed in accordance with Section 4.1 hereof.

Section 2.3 Account Name. The Securities Accounts shall each be in the name of Trustee, as secured party; provided, however, that in the event Trustee resigns or is removed in accordance with Section 7.08 of the Indenture, Bank, at Trustee’s request shall change the name of each Securities Account to the name of the successor or assignee. The Deposit Account shall be in the name of CCL or the Guarantors, provided, however, that in the event Trustee resigns or is removed in accordance with Section 7.08 of the Indenture, Trustee shall notify Deposit Bank to change the name of the secured party on the Deposit Account to the name of the successor or assignee. The account number of each Account as of the Issue Date is set forth on Schedule I hereto.

Section 2.4 Eligible Accounts/Characterization of Accounts. Each Account shall be an Eligible Account. Each Securities Account is and shall be treated as a “securities account” as such term is defined in Section 8-501(a) of the UCC. Bank hereby agrees that each item of property (whether investment property, financial asset, securities, securities entitlement, instrument, cash or other property) credited to each Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC. Bank shall, subject to the terms of this Agreement, treat Trustee as entitled to exercise the rights that comprise any financial asset credited to each Account. All securities or other property underlying any financial assets credited to each Account (other than cash) shall be registered in the name of Bank, endorsed to Bank or in blank or credited to another securities account maintained in the name of Bank and in no case will any financial asset credited to any Account be registered in the name of CCL, Manager or the Guarantors, payable to the order of CCL, Manager, or the Guarantors or specially endorsed to CCL, Manager, or the Guarantors.

Section 2.5 Permitted Investments. Sums on deposit in the Securities Accounts shall be invested in Permitted Investments. Except during the existence and continuance of any Event of Default, CCL shall have the right to direct Trustee to invest sums on deposit in the Securities Accounts in Permitted Investments; provided, however, in no event shall CCL direct Trustee to make a Permitted Investment if the maturity date of that Permitted Investment is later than the date on which the invested sums are required for payment of an obligation for which the Account was created. After an Event of Default and during the continuance thereof, Trustee shall have the right to direct Bank to invest sums on deposit in the Securities Accounts in Permitted Investments as Trustee shall determine in its sole discretion. Each of CCL and the Guarantors hereby irrevocably authorize and direct Bank to apply any income earned from Permitted Investments to the respective Securities Accounts. The amount of actual losses sustained on a liquidation of a Permitted Investment shall be deposited into the Lock Box Account by CCL or the Guarantors no later than three (3) Business Days following such liquidation. CCL and the Guarantors shall be responsible for payment of any federal, state or local income or other tax applicable to income earned from Permitted Investments. Any interest, dividends or other earnings which may accrue on the Securities Accounts shall be added to the balance in the applicable Account and allocated and/or disbursed in accordance with the terms hereof.

Section 2.6 Third-Party Receipts. Sums on deposit in the Lock Box Account representing Third-Party Receipts shall be released to CCL and the Guarantors upon receipt. CCL and the Guarantors covenant that all Third-Party Receipts released to CCL and the Guarantors shall be paid to the Person or Persons to which such Third-Party Receipts are due not later than ten (10) Business Days after receipt thereof. Within thirty (30) days of the written request of Trustee, CCL, Manager and the Guarantors shall deliver evidence reasonably satisfactory to Trustee that all Third-Party Receipts released to CCL and the Guarantors pursuant to this Section 2.6 have been delivered to the appropriate Person.

III.	DEPOSITS

Section 3.1 Initial Deposits.

(a)	CCL shall deposit in the Debt Service Sub-Account on the date hereof the amount of $0.00.

(b)	CCL shall deposit in the Impositions and Insurance Reserve Sub-Account on the date hereof the amount of $9,064,000.00.

(c)	CCL shall deposit in the Advance Rents Reserve Sub-Account on the date hereof the amount of $7,017,000.00.

Section 3.2 Additional Deposits. CCL and the Guarantors shall make such additional deposits into the Accounts as may be required by the Indenture.

Section 3.3 Allocation of Funds from the Lock Box Account.

(a)	At any time other than after the occurrence and during the continuance of an Event of Default, Manager shall direct Trustee to allocate and deposit, as applicable, all available funds on deposit in the Lock Box Account (other than Third-Party Receipts which shall be released to, and applied by, CCL and the Guarantors pursuant to Section 2.6) on each Business Day of each calendar month in the following amounts and order of priority:

(i) First, to the Impositions and Insurance Reserve Sub-Account, an amount equal to the Monthly Impositions and Insurance Amount;

(ii) Second, to the Debt Service Sub-Account, an amount equal to the Monthly Debt Service Payment Amount;

(iii) Third, to CCL and the Guarantors, an amount equal to the Operating Expenses (other than (A) Impositions and Insurance Premiums and (B) Management Fees) for the next calendar month;

(iv) Fourth, to the Debt Service Sub-Account, until such Sub-Account contains funds necessary to pay the Trustee all other amounts due and payable to the Trustee (other than principal and interest on the Notes), including any Applicable Premium on the next Interest Payment Date;

(v) Fifth, allocate to the accrued and unpaid Management Fee;

(vi) Sixth, if a Cash Trap Event shall have occurred and be continuing, any amounts remaining in the Lock Box Account after deposits for items (i) through (v) above have been deposited will be deposited into the Cash Trap Reserve Sub-Account;

(vii) Seventh, any remaining amounts will be distributed to, or at the direction of, CCL.

(b)	If there are insufficient funds in the Lock Box Account for the deposits required by (i) Section 3.3(a)(i) above on or before the next Monthly Payment Date when due and (ii) Sections 3.3(a)(ii) and (iv) above on or before the next Interest Payment Date when due, CCL or the Guarantors shall deposit such deficiency into the Lock Box Account on or before such Monthly Payment Date or Interest Payment Date, as applicable. Under no circumstances shall Trustee be required to utilize the amounts in the Cash Trap Reserve Sub-Account to cure any deficiencies in any other Sub-Account. To the extent sufficient funds are included within the applicable Sub-Accounts (or, if not sufficient, CCL or the Guarantors deposit any such deficiency pursuant to this Section 3.3(b)) CCL and the Guarantors shall be deemed to have satisfied their obligations to make the related deposit under the Indenture.

(c)	CCL and the Guarantors shall use all disbursements made to them under Sections 3.3(a)(iii) solely to pay Operating Expenses (other than (A) Impositions and Insurance Premiums and (B) Management Fees).

(d)	Following the receipt of any annual or quarterly rents paid in advance, an amount of such rents equal to the Advance Rents Reserve Deposits will be deposited from the Lock Box Account into the Advance Rents Reserve Sub-Account.

(e)	Upon the expiration of a Cash Trap Event and provided no Event of Default then exists, any funds remaining in the Cash Trap Reserve Sub-Account shall be returned to CCL and the Guarantors pursuant to Section 3.3(a)(vii).

(f)	Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, all funds on deposit in the Lock Box Account, and any Sub-Accounts thereof shall be disbursed to or as directed by Trustee in accordance with the Indenture.

(g)	On the Issue Date, and on each Monthly Payment Date thereafter, Manager will provide an estimate to the Trustee of the Management Fee that will be payable on the next succeeding Monthly Payment Date. The daily allocations pursuant to Section 3.3(a)(v) above shall be made on the basis of such estimate. If the actual Management Fee payable on any Monthly Payment Date is not equal to the amount allocated for the payment thereof pursuant to Section 3.3(a)(v), then the Management Fee for the Monthly Payment Date immediately following final determination of the applicable Management Fee shall be adjusted by an amount equal to the deficiency or surplus, as applicable.

IV.	PAYMENT OF FUNDS FROM SUB-ACCOUNTS

Section 4.1 Payments From Accounts and Sub-Accounts.

(a)	Impositions and Insurance Reserve Sub-Account. Provided no Event of Default has occurred and is continuing, Trustee shall withdraw amounts on deposit in the Impositions and Insurance Reserve Sub-Account to pay the Impositions and Insurance Premiums next due or reimburse CCL or the Guarantors for Impositions and Insurance Premiums previously paid by CCL or the Guarantors.

(b)	Debt Service Sub-Account. Provided no Event of Default has occurred and is continuing, Trustee shall withdraw amounts from the Debt Service Sub-Account to pay (in the following priority): first, the interest due on each Interest Payment Date on which it is due and payable under the Notes and the Indenture; and second, all other amounts due and payable to the Trustee (other than principal and interest on the Notes), including any Applicable Premium on which such amounts are due and payable under the Notes and the Indenture.

(c)	Lock Box Account. Provided no Event of Default has occurred or is continuing and:

(i) so long as funds on deposit in the Lock Box Account are sufficient to make all required deposits pursuant to Sections 3.3(a)(i) and (ii) on each Business Day of each calendar month, as applicable, Trustee shall withdraw amounts on deposit in the Lock Box Account and distribute to

CCL and the Guarantors to pay the Operating Expenses (other than (A) Impositions and Insurance Premiums and (B) Management Fees) for the next calendar month or reimburse CCL, the Guarantors or Manager for such Operating Expenses previously paid by CCL, the Guarantors or Manager (including any related interest thereon in accordance with the Management Agreement);

(ii) so long as funds on deposit in the Lock Box Account are sufficient to make all required deposits pursuant to Sections 3.3(a)(i) through (iv) on the next Monthly Payment Date or Interest Payment Date, as applicable, Trustee shall withdraw amounts on deposit in the Lock Box Account and distribute to Manager to pay the accrued and unpaid Management Fees; and

(iii) so long as funds on deposit in the Lock Box Account are sufficient to make all required deposits pursuant to Sections 3.3(a)(i) through (v) on the next Monthly Payment Date or Interest Payment Date, as applicable and provided that no Cash Trap Event has occurred and is continuing as provided under Section 3.3(a)(vi), Trustee shall withdraw the remaining amounts on deposit in the Lock Box Account and distribute to CCL and the Guarantors.

All such distributions to CCL, the Guarantors or Manager will be in accordance with the wiring instructions attached hereto as Exhibit B, or such other wiring instructions as CCL, Manager or the Guarantors may hereafter provide to Trustee and Bank by written notice in accordance with the terms hereof.

(d)	Cash Trap Reserve Sub-Account. During a Cash Trap Event and subject and pursuant to the provisions of Section 4.20 of the Indenture, Trustee shall withdraw amounts from the Cash Trap Reserve Sub-Account to purchase Notes pursuant to a Repayment Event Offer.

(e)	Asset Sale Sub-Account. Trustee shall withdraw amounts from the Asset Sale Sub-Account, subject and pursuant to the provisions of Sections 4.10 and 4.21 of the Indenture, (i) with respect to Net Proceeds and solely to the extent of such Net Proceeds, to (A) acquire Substitute Assets and/or (B) purchase notes pursuant to an Asset Sale Offer and (ii) with respect to Event of Loss Proceeds and solely to the extent of such Event of Loss Proceeds, to (A) restore or repair Properties or acquire Substitute Assets and/or (B) purchase notes pursuant to an Event of Loss Offer; provided that, in either event, to the extent there are Excess Proceeds or Event of Loss Excess Proceeds upon the completion of the Asset Sale Offer or Event of Loss Offer, as applicable, such Excess Proceeds and Event of Loss Excess Proceeds will be deposited in the Lock Box Account.

(f)	Advance Rents Reserve Sub-Account. On the Monthly Payment Date, Trustee shall cause amounts deposited into the Advance Rents Reserve Sub-Account to be released to the Lock Box Account on each Payment Date based upon a ratable allocation of such Advance Rents Reserve Deposit over the period for which the Annual Advance Rents Reserve Deposit (i.e., one-eleventh (1/11th) per month over the succeeding eleven months), and the Quarterly Advance Rents Reserve Deposit (i.e., one-half (1/2) per month over the succeeding two (2) months) have been paid which such amounts shall be allocated and disbursed in accordance with Section 3.3 hereof; provided, however, if rents which are required to be delivered as Advance Rents Reserve Deposits are received late, appropriate adjustments shall be made for allocating such rents over the period for which such deposits are required, taking into consideration amounts which, but for such late payment of rent, would have previously been distributed from the Advance Rents Reserve Sub-Account had such rents not been paid late.

Section 4.2 Sole Dominion and Control. CCL, the Guarantors and Manager acknowledge and agree that the Securities Accounts are subject to the sole dominion, control and discretion of Trustee, its authorized agents or designees, including Bank, subject to the terms hereof. None of CCL, the Guarantors or Manager shall have any right of withdrawal with respect to any Account except in accordance with Section 3.3 or 4.1. Bank shall have the right and agrees to comply with the instructions of Trustee with respect to the Securities Accounts without further consent of CCL, the Guarantors or Manager. Bank shall comply with all “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) and instructions originated by Trustee without further consent by CCL, the Guarantors or any other Person.

V.	PLEDGE OF ACCOUNTS

Section 5.1 Security for Obligations. (a) To secure the full and punctual payment and performance of all Obligations of CCL and the Guarantors under the Indenture, the Notes, the Security Instruments, this Agreement and all other Transaction Documents, CCL and the Guarantors hereby grant to Trustee a first priority continuing security interest in and to the following property of CCL and the Guarantors, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the “Collateral”):

(i) the Accounts and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held therein, including, without limitation, all deposits or wire transfers made to the Deposit Account, the Lock Box Account, and each of the Sub-Accounts;

(ii) any and all amounts invested in Permitted Investments;

(iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and

(iv) to the extent not covered by clauses (i), (ii) or (iii) above, all “proceeds” (as defined under the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) of any or all of the foregoing.

(b)	Trustee and Bank, as agent for Trustee, shall have with respect to the Collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the UCC, as if such rights and remedies were fully set forth herein.

Section 5.2 Rights on Default. Upon the occurrence and during the continuance of an Event of Default, Trustee shall promptly notify Bank of such Event of Default and, without notice from Bank or Trustee, (a) CCL and the Guarantors shall have no further right in respect of (including, without limitation, the right to instruct Trustee or Bank to transfer from) the Securities Accounts, (b) Trustee may direct Bank to liquidate and transfer any amounts then invested in Permitted Investments to the Securities Accounts or reinvest such amounts in other Permitted Investments as Trustee may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Bank, as agent for Trustee, or Trustee to exercise and enforce Trustee’s rights and remedies hereunder with respect to any Collateral, and (c) Trustee may apply any Collateral to any Obligations in such order of priority as Trustee may determine, in accordance with the Indenture. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Trustee to the payment of the Obligations in such priority and proportions as Trustee in its discretion shall deem proper, in accordance with the Indenture.

Section 5.3 Financing Statement; Further Assurances. CCL and the Guarantors hereby authorize Trustee to file a financing statement or statements in connection with the Collateral in the form required by Trustee to properly perfect Trustee’s security interest therein to the extent a security interest in the Collateral may also be perfected by filing. CCL and the Guarantors agree that at any time and from time to time, at the expense of CCL and the Guarantors, CCL and the Guarantors will promptly execute and deliver all further instruments and documents, and take (or authorize the taking of) all further action, that may be reasonably necessary or desirable, or that Bank or Trustee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Bank or Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. In the event of any change in name, identity or structure of CCL and the Guarantors, CCL and the Guarantors shall notify Trustee thereof and hereby authorize Trustee to file and record such UCC financing statements (if any) as are reasonably necessary to maintain the priority of Trustee’s lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof.

Section 5.4 Termination of Agreement. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations. Upon payment and performance in full of the Obligations, this Agreement shall terminate and CCL and the Guarantors shall be entitled to the return, at their expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Bank and/or Trustee shall execute such instruments and documents as may be reasonably requested by CCL and the Guarantors to evidence such termination and the release of the lien hereof including, without limitation, letters to the Tenants prepared by CCL and the Guarantors and reasonably acceptable to Trustee rescinding the instructions set forth in the Tenant Direction Letter and authorization to file UCC-3 termination statements.

Section 5.5 Representations of CCL and the Guarantors.

(a)	This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from CCL and the Guarantors.

(b)	CCL and the Guarantors own and have good and marketable title to the Collateral free and clear of any lien, claim or encumbrance of any Person except as created under this Agreement.

(c)	CCL and the Guarantors are delivering this agreement pursuant to which Bank has agreed to comply with all instructions originated by Trustee directing disposition of the funds in the Securities Accounts without further consent by CCL or the Guarantors.

(d)	Other than the security interest granted to Trustee pursuant to this Agreement or the Security Instruments, CCL and the Guarantors have not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Collateral. CCL and the Guarantors have received all consents and approvals required by the terms of the Collateral to the transfer to Trustee of their interest and rights in the Collateral hereunder.

(e)	The Accounts are not in the name of any person other than CCL and the Guarantors or Trustee. CCL and the Guarantors have not consented to Bank or securities intermediary complying with instructions of any person other than Trustee.

(f)	CCL and the Guarantors have not authorized the filing of and are not aware of any financing statements against CCL and the Guarantors that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to Trustee hereunder and pursuant to the Security Instruments or that has been terminated. CCL and the Guarantors are not aware of any judgment or tax lien filings against any of CCL and the Guarantors.

(g)	CCL and the Guarantors have taken all steps necessary to cause the securities intermediary to identify in its records Trustee as the person having a security entitlement against the securities intermediary in the Securities Accounts.

VI.	RIGHTS AND DUTIES OF TRUSTEE AND BANK

Section 6.1 Reasonable Care. Beyond the exercise of reasonable care in the custody thereof or as otherwise expressly provided herein, neither Bank nor Trustee shall have any duty as to any Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any Person or otherwise with respect thereto. Bank and Trustee each shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Bank or Trustee accords its own property, it being understood that Bank and/or Trustee shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in value thereof, by reason of the act or omission of Bank or Trustee, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Bank’s or Trustee’s gross negligence or willful misconduct, provided that nothing in this Article VI shall be deemed to relieve Bank from the duties and standard of care which, as a commercial bank, it generally owes to depositors. Neither Trustee nor Bank shall have any liability for any loss resulting from the investment of funds in Permitted Investments in accordance with the terms and conditions of this Agreement.

Section 6.2 Indemnity. Bank, in its capacity as agent hereunder, shall be responsible for the performance only of such duties as are specifically set forth herein, and no duty shall be implied from any provision hereof. Bank shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. CCL and the Guarantors, jointly and severally, shall indemnify and hold Bank and Trustee, their respective employees and officers harmless from and against any loss, liability, cost or damage (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Bank or Trustee in connection with the transactions contemplated hereby, except to the extent that such loss or damage results from Bank’s or Trustee’s gross negligence or willful misconduct. The foregoing indemnity shall survive the termination of this Agreement and the resignation and removal of Bank or Trustee.

Section 6.3 Reliance. Bank shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature reasonably believed by it to be genuine, and it may be assumed that any person purporting to act on behalf of any Person giving any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Bank may consult with legal counsel, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith. Bank shall not be liable for any act or omission done or omitted to be done by Bank in reliance upon any instruction, direction or certification received by Bank and without gross negligence or willful misconduct. Bank shall be entitled to execute any of the powers hereunder or perform any duties hereunder either directly or through agents or attorneys; provided, however, that the execution of such powers by any such agents or attorneys shall not diminish, or relieve Bank for, responsibility therefor to the same degree as if Bank itself had executed such powers.

Section 6.4 Resignation of Bank.

(a)	Bank shall have the right to resign as Bank hereunder upon thirty (30) days’ prior written notice to CCL, Manager and Trustee, and in the event of such resignation, CCL and the Guarantors shall appoint a successor Bank which must be an Eligible Bank. No such resignation by Bank shall become effective until a successor Bank shall have accepted such appointment and executed an instrument by which it shall have assumed all of the rights and obligations of Bank hereunder. If no such successor Bank is appointed within thirty (30) days after receipt of the resigning Bank’s notice of resignation, the resigning Bank may petition a court for the appointment of a successor Bank.

(b)	In connection with any resignation by Bank, (i) the resigning Bank shall, (A) duly assign, transfer and deliver to the successor Bank this Agreement and all cash and Permitted Investments held by it hereunder, (B) authorize the filing of such financing statements and shall execute such other instruments prepared by CCL and the Guarantors and approved by Trustee or prepared by Trustee as may be necessary to assign to the successor Bank, as agent for Trustee, any security interest in the Collateral existing in favor of the retiring Bank hereunder and to otherwise give effect to such succession and (C) take such other actions as may be reasonably required by Trustee or the successor Bank in connection with the foregoing and (ii) the successor Bank shall establish in Trustee’s name, as secured party, cash collateral accounts, which shall become the Securities Accounts for purposes of this Agreement upon the succession of such Bank, and which Securities Accounts shall also be “securities accounts” within the meaning of the UCC.

(c)	Trustee at its sole discretion shall have the right, upon thirty (30) days notice to Bank, to substitute Bank with a successor Bank reasonably acceptable to CCL and the Guarantors that satisfies the requirements of an Eligible Bank or to have one or more of the Accounts held by another Eligible Bank, provided that such successor Bank shall perform the duties of Bank pursuant to the terms of this Agreement.

Section 6.5 Trustee Appointed Attorney-In-Fact. Upon the occurrence and during the continuance of an Event of Default, CCL and the Guarantors hereby irrevocably constitute and appoint Trustee as CCL’s and the Guarantors’ true and lawful attorney-in-fact, coupled with an interest and with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of CCL and the Guarantors with respect to the Collateral, and do in the name, place and stead of CCL and the Guarantors, all such acts, things and deeds for and on behalf of and in the name of CCL and the Guarantors, which CCL and the Guarantors are required to do hereunder or under the other Transaction Documents or which Bank or Trustee may deem reasonably necessary or desirable to more fully vest in Trustee the rights and remedies provided for herein and to accomplish the purposes of this Agreement including, without limitation, the filing of any UCC financing statements or continuation statements in appropriate public filing offices on behalf of CCL and the Guarantors, in any of the foregoing cases, upon CCL and the Guarantors’ failure to take any of the foregoing actions within fifteen (15) days after notice from Trustee. The foregoing powers of attorney are irrevocable and coupled with an interest.

Section 6.6 Acknowledgment of Lien/Offset Rights. Bank hereby acknowledges and agrees with respect to the Securities Accounts that (a) the Securities Accounts shall be held by Bank in the name of Trustee, (b) all funds held in the Securities Accounts shall be held for the benefit of Trustee as secured party, (c) CCL and the Guarantors have granted to Trustee a first priority security interest in the Collateral, (d) Bank shall not disburse any funds from the Securities Accounts except as provided herein, and (e) Bank shall invest and reinvest any balance of the Securities Accounts in Permitted Investments in accordance with Section 2.5 hereof.

Section 6.7 Reporting Procedures. Bank shall provide CCL, the Guarantors, Manager and Trustee with a record of all checks and any other items deposited to the Lock Box Account or processed for collection. Bank shall make available a daily credit advice to CCL, the Guarantors and Manager, which credit advice shall specify the amount of each receipt deposited into each Account on such date. The Bank shall send a monthly report to CCL, the Guarantors, Manager and Trustee, which monthly report shall specify the credits and charges to the Securities Accounts for the previous calendar month. Bank shall, at the request of Trustee or Manager, establish Trustee and Manager as users of Bank’s electronic data transfer system in accordance with Bank’s standard procedures. Upon request of Trustee or Manager, (i) Bank shall make available to Trustee or Manager, as applicable, either (x) copies of the daily credit advices and any other advices or reports furnished by Bank to CCL, the Guarantors and/or Manager hereunder or (y) information on Securities Account balances, to the extent said balances in the Securities Accounts have changed from the previous report, the aggregate amount of withdrawals from the Securities Accounts and other similar information via the electronic data transfer system or facsimile transmission on a daily basis, and (ii) Bank shall advise Trustee or Manager, as applicable, of the amount of available funds in the Securities Accounts and shall deliver to Trustee and Manager copies of all statements and other information concerning the Securities Accounts, to the extent that the balances in the Securities Accounts have changed from the previous report, as Trustee or Manager shall reasonably request. In the event Bank shall resign as Bank hereunder, Bank shall provide the Guarantors and Manager with a final written accounting, including closing statements, with respect to the Securities Accounts within thirty (30) days of resignation.

VII.	REMEDIES

Section 7.1 Remedies. Upon the occurrence and during the continuance of an Event of Default, Trustee or Bank at the direction of Trustee and as agent for Trustee, may:

(a)	without notice to CCL, Manager, or the Guarantors, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Collateral against the Obligations or any part thereof, including, without limitation, costs and expenses set forth in Section 8.4 hereof;

(b)	in its sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC and/or under any other applicable law or in equity; and

(c)	demand, collect, take possession of, receive, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any portion thereof) as Trustee may determine in its sole discretion.

Section 7.2 Waiver. CCL and each of the Guarantors hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Collateral. CCL and each of the Guarantors acknowledge and agree that ten (10) days’ prior written notice of the time and place of any public sale of the Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to CCL and the Guarantors within the meaning of the UCC.

VIII.	MISCELLANEOUS

Section 8.1 Transfers and Other Liens. CCL and the Guarantors agree that they will not (i) sell or otherwise dispose of any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to all or any of the Collateral, except in each case as permitted by this Agreement, the Indenture and other Transaction Documents.

Section 8.2 Trustee’s Right to Perform the Guarantors’ Obligations; No Liability of Trustee. If CCL and the Guarantors fail to perform any of the covenants or obligations contained herein, and such failure shall continue for a period ten (10) Business Days after CCL’s and the Guarantors’ receipt of written notice thereof from Trustee, Trustee may itself perform, or cause performance of, such covenants or obligations, and the reasonable expenses of Trustee incurred in connection therewith shall be payable by CCL and the Guarantors to Trustee. Notwithstanding Trustee’s right to perform certain obligations of CCL and the Guarantors, it is acknowledged and agreed that CCL and the Guarantors retain control of the Properties and operation thereof and notwithstanding anything contained herein or Bank’s or Trustee’s exercise of any of its rights or remedies hereunder, under the Transaction Documents or otherwise at law or in equity, neither Bank nor Trustee shall be deemed to be a mortgagee-in-possession nor shall Trustee be subject to any liability with respect to the Properties or otherwise based upon any claim of lender liability except as a result of Trustee’s gross negligence or willful misconduct.

Section 8.3 No Waiver. The rights and remedies provided in this Agreement and the other Transaction Documents are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise or delay by Bank or Trustee in exercising any right or remedy hereunder or under the Transaction Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein. Every right and remedy granted to Bank and/or Trustee hereunder or by law may be exercised by Bank and/or Trustee at any time and from time to time, and as often as Bank and/or Trustee may deem it expedient. Any and all of Bank’s and/or Trustee’s rights with respect to the lien and security interest granted hereunder shall continue unimpaired, and CCL and the Guarantors shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) any proceeding of CCL and the Guarantors under the Federal Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (b) the release or substitution of Collateral at any time, or of any rights or interests therein or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Bank and/or Trustee in the event of any default, with respect to the Collateral or otherwise hereunder. No delay or extension of time by Bank and/or Trustee in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon CCL and the Guarantors by Bank and/or Trustee, shall constitute a waiver thereof, or limit, impair or prejudice Bank’s and/or Trustee’s right, without notice or demand, to take any action against CCL and the Guarantors or to exercise any other power of sale, option or any other right or remedy.

Section 8.4 Expenses. The Collateral shall secure, and CCL and the Guarantors shall pay to Bank and Trustee in accordance with the time frames set forth in the Indenture, from time to time, all costs and expenses for which CCL and the Guarantors are liable under the Indenture and as follows:

(a)	CCL and the Guarantors agree to compensate the Bank for performing the services described herein pursuant to the fee schedule described in Exhibit C. CCL and the Guarantors shall be liable to the Bank for the amount of any exchange, collection, processing, transfer, wire, postage or other out-of-pocket expenses incurred by the Bank, as reasonably determined by the Bank from time to time.

(b)	The Bank shall debit the Lock Box Account by the amount of its fees under advice on a monthly basis or shall include its fees in an account analysis statement, in accordance with the particular arrangements among the Bank, CCL and the Guarantors as the Bank, CCL and the Guarantors may agree from time to time.

(c)	If insufficient funds are available to cover the amounts due under this Section 8.4, CCL and the Guarantors shall pay such amounts to the Bank in immediately available funds within five (5) Business Days of demand by Bank, and if such amounts remain unpaid after that time, then the Trustee shall pay such unpaid amounts in immediately available funds within one (1) Business Day of demand by Bank.

Section 8.5 Entire Agreement. This Agreement, together with the Indenture and the agreements contemplated thereby, constitute the entire and final agreement among the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied, except by a writing duly executed by the parties.

Section 8.6 No Waiver. No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

Section 8.7 Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns. This Agreement inures to the benefit of the Holders as provided in the Indenture.

Section 8.8 Notices. All notices, demands, requests, consents, approvals and other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing and delivered to the parties at the addresses and in the manner provided in Section 14.02 of the Indenture. Notices to the Bank shall be addressed as follows:

If to Bank:   THE BANK OF NEW YORK MELLON TRUST

            COMPANY, N.A.

            601 Travis Street, 16th Floor

            Houston, Texas 77002

            Attention: Corporate Trust Services, re: CC Holdings GS V

            LLC and Crown Castle GS III Corp.

Section 8.9 Captions. All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

Section 8.10 Governing Law. This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of New York without regard to conflicts of law principles of such State.

Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts.

Section 8.12 Exculpation. The provisions of Article 11 of the Indenture are hereby incorporated by reference into this Agreement as to the liability of the Guarantors hereunder to the same extent and with the same force as if fully set forth herein, and shall apply equally to Manager to the same extent and with the same force as if fully set forth herein.

Section 8.13 Inconsistencies. To the extent the terms of this Agreement are inconsistent with the terms of the Indenture, the terms of the Indenture shall prevail.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ISSUER:

CC HOLDINGS GS V LLC, a Delaware limited liability company

By:	/s/ Jay Brown
Name: Jay Brown
Title: SVP, CFO and Treasurer

[SIGNATURES CONTINUE ON NEXT PAGE]

GUARANTORS:

GLOBAL SIGNAL ACQUISITIONS LLC, a Delaware limited liability company
GLOBAL SIGNAL ACQUISITIONS II LLC, a Delaware limited liability company
PINNACLE TOWERS LLC, a Delaware limited liability company
INTRACOASTAL CITY TOWERS LLC, a Delaware limited liability company
TOWER SYSTEMS LLC, a Delaware limited liability company
RADIO STATION WGLD LLC, a Delaware limited liability company
HIGH POINT MANAGEMENT CO. LLC, a Delaware limited liability company
ICB TOWERS, LLC, a Georgia limited liability company
AIRCOMM OF AVON, L.L.C. , a Connecticut limited liability company
INTERSTATE TOWER COMMUNICATIONS LLC, a Delaware limited liability company
TOWER TECHNOLOGY COMPANY OF JACKSONVILLE LLC, a Delaware limited liability company
PINNACLE TOWERS III LLC, a Delaware limited liability company
COVERAGE PLUS ANTENNA SYSTEMS LLC, a Delaware limited liability company
PINNACLE TOWERS V INC., a Florida limited liability company
SHAFFER & ASSOCIATES INC., an Illinois limited liability company
SIERRA TOWERS, INC., a Texas limited liability company

By:	/s/ Jay Brown
Name: Jay Brown
Title: SVP, CFO and Treasurer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Cash Management Agreement Signature Page]

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
a National Association

By:	/s/ Mauri Cowen
Name: Mauri Cowen
Title: Vice President

MANAGER:

CROWN CASTLE USA, INC.,
a Delaware corporation

By:	/s/ Jay Brown
Name: Jay Brown
Title: SVP, CFO and Treasurer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Cash Management Agreement Signature Page]

BANK:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
a National Association

By:	/s/ Mauri Cowen
Name: Mauri Cowen
Title: Vice President

[Cash Management Agreement Signature Page]